8 July, 2013

State Street Bank and Trust Company

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Sheila McClorey, Transfer Agent Vice President

RE: Schwab Strategic Trust (the “Trust”)

Ladies and Gentlemen:

Reference is made to the Transfer Agency and Service Agreement between us, dated as of October 8, 2009 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of the following additional Portfolios, as defined in the Agreement:

Schwab Fundamental U.S. Broad Market Index ETF

Schwab Fundamental U.S. Large Company Index ETF

Schwab Fundamental U.S. Small Company Index ETF

Schwab Fundamental International Large Company Index ETF

Schwab Fundamental International Small Company Index ETF

Schwab Fundamental Emerging Markets Large Company Index ETF

In accordance with the Additional Portfolios provision of Section 13 of the Agreement, we request that you act as Transfer Agent with respect to each additional Portfolio. A current Schedule A to the Agreement is attached hereto. In connection with such request, the undersigned, on behalf of the Trust and the additional Portfolios, hereby confirms to you, as of the date hereof, the representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ George Pereira
Name: George Pereira
Title: Treasurer and Principal Financial Officer

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

SCHEDULE A

LIST OF PORTFOLIOS

As of August 8, 2013

SCHWAB STRATEGIC TRUST

Schwab U.S. Broad Market ETF

Schwab U.S. Large-Cap ETF

Schwab U.S. Large-Cap Growth ETF

Schwab U.S. Large-Cap Value ETF

Schwab U.S. Small-Cap ETF

Schwab International Equity ETF

Schwab International Small-Cap Equity ETF

Schwab Emerging Markets Equity ETF

Schwab U.S. TIPS ETF

Schwab Short-Term U.S. Treasury ETF

Schwab Intermediate-Term U.S. Treasury ETF

Schwab U.S. REIT ETF

Schwab U.S. Mid-Cap ETF

Schwab U.S. Aggregate Bond ETF

Schwab U.S. Dividend Equity ETF

Schwab Fundamental U.S. Broad Market Index ETF

Schwab Fundamental U.S. Large Company Index ETF

Schwab Fundamental U.S. Small Company Index ETF

Schwab Fundamental International Large Company Index ETF

Schwab Fundamental International Small Company Index ETF

Schwab Fundamental Emerging Markets Large Company Index ETF